Calculation of Filing Fee Tables
F-3
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.968% Senior Non- Preferred Fixed Rate Notes due 2031	457(r)	1,250,000,000	$ 1.00	$ 1,250,000,000.00	0.0001381	$ 172,625.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,250,000,000.00		$ 172,625.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 167,634.13
			Net Fee Due:						$ 4,990.87
Offering Note
[1]	Determined in accordance with Section 6(b) of the U.S. Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Banco Bilbao Vizcaya Argentaria, S.A.	F-4	333-281111	07/31/2024		$ 167,634.13	Equity	Ordinary shares, with a par value of euro 0.49 per share	334,639,136	$ 3,474,824,729.04
Fee Offset Sources	2	Banco Bilbao Vizcaya Argentaria, S.A.	F-4	333-281111		07/31/2024						$ 167,634.13
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A registration fee in the amount of $512,884.13 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form F-4 (File No. 333-281111) (the "Form F-4") with the Securities and Exchange Commission ("SEC") on July 31, 2024, as amended on September 20, 2024, October 15, 2024, February 27, 2025 and September 5, 2025. The Registrant did not sell any securities pursuant to the Form F-4, and the Form F-4 was subsequently withdrawn by the Registrant on October 23, 2025. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $512,884.13 that was previously paid by the Registrant in connection with the Form F-4 was used to offset the filing fee of $345,250 that was required in connection with a prior offering (prospectus supplement dated February 23, 2026). The unused portion of $167,634.13 is hereby being used to offset the filing fee of $172,625.00 that is required in connection with this offering.

Offset Note
[2]	A registration fee in the amount of $512,884.13 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form F-4 (File No. 333-281111) (the "Form F-4") with the Securities and Exchange Commission ("SEC") on July 31, 2024, as amended on September 20, 2024, October 15, 2024, February 27, 2025 and September 5, 2025. The Registrant did not sell any securities pursuant to the Form F-4, and the Form F-4 was subsequently withdrawn by the Registrant on October 23, 2025. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $512,884.13 that was previously paid by the Registrant in connection with the Form F-4 was used to offset the filing fee of $345,250 that was required in connection with a prior offering (prospectus supplement dated February 23, 2026). The unused portion of $167,634.13 is hereby being used to offset the filing fee of $172,625.00 that is required in connection with this offering.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,250,000,000.00. The prospectus is a final prospectus for the related offering.